Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Madison Strategic Sector Premium Fund

Annual Report dated December 31, 2015

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Katherine L. Frank         /s/ Greg Hoppe

Katherine L. Frank                                     Greg Hoppe
Principal Executive Officer                       Principal Accounting Officer

Dated this 2nd day of March 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Madison Strategic Sector Premium Fund and will be retained by Madison Strategic Sector Premium Fund and furnished to the SEC or its staff upon request.